Exhibit 10.1

First Amendment to Second Amended and Restated Exchange Agreement

Dated as of July 22, 2024

This First Amendment to Second Amended and Restated Exchange Agreement (this “Amendment”) is made and entered into as of the date first set forth above (the “Amendment Date”) by and among (i) EzFill Holdings, Inc., a Delaware corporation (the “Company”); and (ii) Michael Farkas (the “Shareholders’ Representative”). The Company and the Shareholders’ Representative may be referred to herein individually as a “Party” and, collectively, as the “Parties.”

WHEREAS the Parties and all the shareholders of NextNRG Holding Corp., a Nevada corporation (the “Shareholders”) are the parties to that certain Second Amended and Restated Exchange Agreement, dated as of June 11, 2024 (the “Exchange Agreement”);

WHEWREAS, pursuant to the provisions of Section 6.05 of the Exchange Agreement, the Shareholders have each constituted and appointed the Shareholders’ Representative as their Representative (as defined in the Exchange Agreement) and their true and lawful attorney in fact, with full power and authority in its name and on its behalf to act on such Shareholders’ behalf in the absolute discretion of Shareholders’ Representative with respect to all matters relating to the Exchange Agreement, including execution and delivery of any amendment, supplement, or modification of the Exchange Agreement, and Section 9.11 of the Exchange Agreement provides that the Exchange Agreement may be amended and modified by a written instrument executed by the Company and the Shareholders’ Representative; and

WHEREAS, the Parties now desire to amend the Exchange Agreement;

NOW THEREFORE, in consideration of the mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.	Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Exchange Agreement.

2.	Amendment. Pursuant to the provisions of Section 6.05 and Section 9.11 of the Exchange Agreement, the Exchange Agreement is hereby amended by adding a new Section 2.10 to the Exchange Agreement, immediately following Section 2.09 thereof, providing as follows:

Section 2.10 Amendment of Share Numbers.

(a)	Notwithstanding anything herein to the contrary, in the event that the Company at any time prior to the Closing undertakes any forward split of the Common Stock, or any reverse split of the Common Stock, any references to numbers of shares of Common Stock as set forth in this Agreement shall be deemed automatically updated and amended at such time to equitably account therefor. By way of example and not limitation, in the event that prior to the Closing, the Company undertakes a 1-for-2.5 reverse split of the Common Stock, wherein each two and one half shares of Common Stock are combined into one share of Common Stock, thereafter (i) the reference to 100,000,000 shares of Common Stock in Section 2.02(b) shall be amended to be a reference to 40,000,000 shares of Common Stock; (ii) the reference to 35,000,000 shares of Common Stock in Section 2.02(c) shall be amended to be a reference to 14,000,000 shares of Common Stock; and (iii) the reference to 70,000,000 shares of Common Stock in Section 2.02(c) shall be amended to be a reference to 28,000,000 shares of Common Stock. The adjustments and amendments as set forth in this Section 2.10 shall be undertaken each time that the Company undertakes any forward split of the Common Stock or any reverse split of the Common Stock prior to the Closing.

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(b)	The Parties further acknowledge and agree that, in the event that the Company undertakes any forward split of the Common Stock or any reverse split of the Common Stock following the Closing, any references to any of numbers of Exchange Shares as set forth in this Agreement shall be deemed similarly automatically adjusted to the extent still applicable, including, without limitation to the numbers of Exchange Shares vesting or being forfeited pursuant to the the terms and conditions of this Agreement.

3.	Effect of Amendment; Full Force and Effect. This Amendment shall form a part of the Exchange Agreement for all purposes, and each Party and the Shareholders shall be bound hereby and this Amendment and the Exchange Agreement shall be read and interpreted as one combined instrument. From and after the Amendment Date, each reference in the Exchange Agreement to “this Agreement,” “hereof,” “hereunder,” “herein,” “hereby” or words of like import referring to the Exchange Agreement shall mean and be a reference to the Exchange Agreement as amended by this Amendment. Except as herein expressly amended or otherwise provided herein, each and every term, condition, warranty and provision of the Exchange Agreement shall remain in full force and effect, and such are hereby ratified, confirmed and approved by the Parties.

4.	Governing Law. This Amendment, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Amendment or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural Laws of the State of Delaware, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of Delaware.

5.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by electronic means, including DocuSign, Adobe Sign or other similar e-signature services, e-mail or scanned pages shall be effective as delivery of a manually executed counterpart to this Amendment.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be duly executed on its behalf as of the Amendment Date.

Shareholders’ Representative

By:	/s/ Michael D. Farkas
Name:	Michael Farkas
Title:	Manager

EzFill Holdings, Inc.

By:	/s/ Yehuda Levy
Name:	Yehuda Levy
Title:	Interim Chief Executive Officer

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